Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 11-K of the Stratos Lightwave, Inc. 401(k) Savings Plan (the “Plan”) for the period ended May 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David A. Slack, of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

Date:	October 30, 2003	By:	/s/ David A. Slack

David A. Slack
On behalf of the Administrative
Committee as Plan Administrator